Exhibit 99.1

Media Contact:
858-255-6388
media@tandemdiabetes.com

Investor Contact:
858-366-6900
IR@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces Third Quarter 2023 Financial Results

San Diego, November 1, 2023 - Tandem Diabetes Care, Inc. (NASDAQ: TNDM), a global insulin delivery and diabetes technology company, today reported its financial results for the quarter ended September 30, 2023 and updated its financial guidance for the year ending December 31, 2023.

Third Quarter and Recent Highlights

•Worldwide installed base increased 11 percent to approximately 444,000 in-warranty customers compared to the third quarter 2022.
•Published prospective study data demonstrating the immediate and sustained benefit of t:slim X2 with Control-IQ technology for one year across approximately 3,000 individuals living with type 1 diabetes.
•Commenced initial, limited release of Tandem Mobi in the United States.
•Reached the milestone of full U.S. healthcare provider availability of Tandem Source, our second-generation data management application.
•$498.2 million in cash, cash equivalents & short-term investments as of September 30, 2023.

“In this transitional year, we are focused on bringing the benefits of our #1 rated automated insulin delivery system to more people living with diabetes worldwide, providing customer care excellence and advancing our scalability initiatives,” said John Sheridan, president and chief executive officer. “There is a large and growing opportunity for Tandem’s technology to drive greater use of automated insulin delivery worldwide, and we are advancing our efforts to expand this adoption through our near-term portfolio of diabetes solutions.”

Exhibit 99.1
Third Quarter 2023 Financial Results Compared to 2022

In September 2022, the Company began offering the Tandem Choice Program (Tandem Choice) to eligible t:slim X2 customers to provide a pathway to ownership of its newest hardware platform, Tandem Mobi, for a fee when available. As a result of this program, the Company is providing select financial results for both GAAP and non-GAAP. Additional information, including the accounting treatment of this program and other non-GAAP measures, can be found under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results” in this press release.

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
$ in millions	2023		2022		2023		2022
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Pump Shipments
United States	16,842	N/A	20,394	N/A	52,809	N/A	59,870	N/A
Outside United States	7,989	N/A	12,113	N/A	24,571	N/A	32,846	N/A
Total Worldwide	24,831	N/A	32,507	N/A	77,380	N/A	92,716	N/A

Sales
United States	$130.2	$138.5	$146.0	$146.6	$404.0	$416.5	$423.0	$423.6
Outside United States	55.4	55.4	58.5	58.5	146.9	146.9	157.7	157.7
Total Worldwide	$185.6	$193.9	$204.5	$205.1	$550.9	$563.4	$580.7	$581.3

•Gross profit: GAAP gross profit was $89.8 million, compared to $104.4 million. GAAP gross margin was 48 percent, compared to 51 percent.

Non-GAAP gross profit(1) was $98.0 million compared to $105.0 million. Non-GAAP gross margin(1) was 51 percent for both periods.

•Operating income (loss): GAAP operating loss totaled $31.5 million, or negative 17 percent of sales, compared to operating loss of $47.5 million, or negative 23 percent of sales.

Non-GAAP operating loss(1) totaled $23.3 million, or negative 12 percent of sales, compared to $15.9 million or negative 8 percent of sales.

Adjusted EBITDA(1) was $1.5 million, or 1 percent of sales, compared to $9.9 million, or 5 percent of sales.

•Net income (loss): GAAP net loss(1) was $33.0 million, compared to net loss of $49.0 million.

Non-GAAP net loss(1) was $24.7 million compared to $17.4 million.

See tables for additional financial information.

2023 Financial Guidance

“We are reaffirming our U.S. guidance, which is largely based on strong t:slim X2 renewal purchases and supply ordering trends. Our adjusted baseline expectations outside the U.S. factors in new disruption reported by our distribution partners in key markets and relates to the timing and process for new product launches,” said Leigh Vosseller, executive vice president and chief financial officer. “We continue to yield positive results from our cost saving initiatives, which is reflected in our reaffirmed margin expectations, as we focus on executing against our growth opportunity with efficiency and discipline.”

Exhibit 99.1
For the year ending December 31, 2023, the Company is updating its 2023 financial guidance as follows:

•Non-GAAP sales(1) are estimated to be at least $765 million.
▪Sales inside the United States of at least $575 million.
▪Sales outside the United States of at least $190 million.
•Non-GAAP gross margin(1) is estimated to be approximately 51 percent.
•Adjusted EBITDA margin(1) is estimated to be at least breakeven as a percent of sales.
▪Includes approximately 3 percent from the impact of operating costs associated with the acquisitions of Capillary Biomedical and AMF Medical.
•Non-cash charges included in cost of goods sold and operating expenses are estimated to be approximately $110 million. This includes:
▪Approximately $95 million non-cash, stock-based compensation expense.
▪Approximately $15 million depreciation and amortization expense.
(1) A reconciliation of non-GAAP financial measures to their closest GAAP equivalent and additional information can be found in Table E and under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results.”

Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important operating performance indicators because they exclude items that are unrelated to, and may not be indicative of, the Company’s core operating results. These non-GAAP financial measures, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent the Company uses such non-GAAP financial measures in the future, they will be calculated using a consistent method from period to period. A reconciliation of each of the GAAP financial measures to the most directly comparable non-GAAP financial measures has been provided in Table E “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release.

In particular, the accounting treatment for Tandem Choice has a high degree of complexity. In September 2022 when the program was launched, the Company began deferring a portion of sales for each eligible t:slim X2 pump shipped in the United States. Such deferrals will be recognized on a customer-by-customer basis following the commercial launch of the Company’s new hardware platform, Tandem Mobi. The timing of recognition will be based on either a) an affirmative election to participate in Tandem Choice or b) expiration of the right to participate. Notably:
•Offering the program does not impact the economics associated with how or when the initial pump sale is reimbursed.
•Customer eligibility is automatic and no election is necessary to participate in Tandem Choice at the time of a t:slim X2 purchase. An affirmative election is only required when the new hardware platform, Tandem Mobi, is commercially available, at which time any customer fees will be received and recognized as a sale.
•The expiration date of Tandem Choice is December 31, 2024.
Consistent with SEC regulations, the Company has not provided a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the “unreasonable efforts” exception set forth in the applicable regulations, because there is substantial uncertainty associated with predicting any future adjustments that may be made to the Company’s GAAP financial measures in calculating the non-GAAP financial measures.

Conference Call

The Company will hold a conference call and simultaneous webcast today at 4:30pm Eastern Time (1:30pm Pacific Time). The link to the webcast will be available by accessing the Events & Presentations tab in the Investor Center of the Tandem Diabetes Care website at http://investor.tandemdiabetes.com, and will be archived for 30 days. To access the call by phone, please use this link (https://register.vevent.com/register/BIef8a824a5ebe4f3fbec7ba819e215d96) and you will be provided with dial-in details, including a personal pin.

Exhibit 99.1

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, Inc., a global insulin delivery and diabetes technology company headquartered in San Diego, California, creates new possibilities for people living with diabetes, their loved ones, and healthcare providers through a positively different experience. The Company’s human-centered approach to design, development, and support delivers innovative products and services for people who use insulin. Tandem manufactures and sells the t:slim X2 insulin pump with Control-IQ technology. For more information, visit tandemdiabetes.com.

Tandem Diabetes Care, the Tandem logo, Control-IQ, Tandem Mobi and t:slim X2 are either registered trademarks or trademarks of Tandem Diabetes Care, Inc. in the United States and/or other countries.

Follow Tandem Diabetes Care on Twitter @tandemdiabetes; use #tslimX2 and #TandemDiabetes.
Follow Tandem Diabetes Care on Facebook at www.facebook.com/TandemDiabetes.
Follow Tandem Diabetes Care on LinkedIn at https://www.linkedin.com/company/tandemdiabetes.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding, among other things, the Company’s projected financial results and the ability to achieve other operational and commercial goals for this year, including the launch of multiple new products. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, the Company’s ability to achieve projected financial results will be impacted by market acceptance of the Company’s existing products and products under development; products marketed and sold or under development by competitors; the Company’s ability to establish and sustain operations to support international sales, including expanding into additional geographies; changes in reimbursement rates or insurance coverage for the Company’s products; the Company’s ability to meet increasing operational and infrastructure requirements from higher customer interest and a larger base of existing customers; the Company’s ability to complete the development and launch of new products when anticipated; risks associated with the regulatory approval process for new products; the potential that newer products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company’s products obsolete, less desirable; or may otherwise negatively impact the purchasing trends of customers; reliance on third-party relationships, such as outsourcing and supplier arrangements; global economic conditions; and other risks identified in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other documents that the Company files with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

# # #

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Table A
(in thousands)
	(Unaudited)
	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash, cash equivalents and short-term investments	$498,158	$616,901
Accounts receivable, net	100,318	114,717
Inventories	143,492	111,117
Other current assets	16,176	7,241
Total current assets	758,144	849,976

Property and equipment, net	75,760	68,552
Operating lease right-of-use assets	89,434	110,626
Other long-term assets	16,571	23,631
Total assets	$939,909	$1,052,785

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and employee-related liabilities	$103,950	$104,007
Operating lease liabilities	17,618	13,121
Deferred revenue	31,610	18,837
Other current liabilities	33,932	29,325
Total current liabilities	187,110	165,290

Convertible senior notes, net - long-term	284,580	283,232
Operating lease liabilities - long-term	116,012	123,524
Deferred revenue - long-term	14,089	16,874
Other long-term liabilities	24,118	23,918
Total liabilities	625,909	612,838

Total stockholders’ equity	314,000	439,947
Total liabilities and stockholders’ equity	$939,909	$1,052,785

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Table B
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Sales	$185,622	$204,547	$550,922	$580,716
Cost of sales	95,869	100,122	276,527	283,252
Gross profit	89,753	104,425	274,395	297,464
Operating expenses:
Selling, general and administrative	79,328	84,104	266,752	237,989
Research and development	41,970	36,798	127,063	103,529
Acquired in-process research and development expenses	—	31,016	78,750	31,016
Total operating expenses	121,298	151,918	472,565	372,534
Operating loss	(31,545)	(47,493)	(198,170)	(75,070)
Total other income (expense), net	816	144	9,226	(1,668)
Loss before income taxes	(30,729)	(47,349)	(188,944)	(76,738)
Income tax expense	2,232	1,621	3,665	2,003
Net loss	$(32,961)	$(48,970)	$(192,609)	$(78,741)

Net loss per share - basic	$(0.51)	$(0.76)	$(2.97)	$(1.23)
Net loss per share - diluted	$(0.51)	$(0.76)	$(2.97)	$(1.23)

Weighted average shares used to compute basic and net loss per share	65,117	64,236	64,834	64,066
Weighted average shares used to compute diluted net loss per share	65,117	64,237	64,834	64,067

Exhibit 99.1

TANDEM DIABETES CARE, INC.
SALES BY GEOGRAPHY
Table C(1)
(Unaudited)

($'s in thousands)	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
United States:
Pump	$66,365	$81,295	(18)%	$207,180	$236,448	(12)%
Supplies and other	72,093	65,339	10%	209,352	187,136	12%
Deferral for Tandem Choice	(8,236)	(599)	1,275%	(12,568)	(599)	1,998%
Total GAAP Sales in the United States	$130,222	$146,035	(11)%	$403,964	$422,985	(4)%
Adjustment for Tandem Choice	8,236	599	1,275%	12,568	599	1,998%
Total Non-GAAP Sales in the United States	$138,458	$146,634	(6)%	$416,532	$423,584	(2)%

Outside the United States:
Pump	$21,672	$27,385	(21)%	$67,235	$75,515	(11)%
Supplies and other	33,728	31,127	8%	79,723	82,216	(3)%
Total Sales Outside the United States	$55,400	$58,512	(5)%	$146,958	$157,731	(7)%

Total GAAP Worldwide Sales	$185,622	$204,547	(9)%	$550,922	$580,716	(5)%
Adjustment for Tandem Choice	8,236	599	1,275%	12,568	599	1,998%
Total Non-GAAP Worldwide Sales	$193,858	$205,146	(6)%	$563,490	$581,315	(3)%

(1) A reconciliation of non-GAAP financial measures to their closest GAAP equivalent and additional information can be found in Table E and under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results.”

TANDEM DIABETES CARE, INC.
PUMP SHIPMENTS
Table D

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
Pumps Shipped:
United States	16,842	20,394	(17)%	52,809	59,870	(12)%
Outside the United States	7,989	12,113	(34)%	24,571	32,846	(25)%
Total Pumps Shipped	24,831	32,507	(24)%	77,380	92,716	(17)%

Exhibit 99.1

TANDEM DIABETES CARE, INC.
Reconciliation of GAAP versus Non-GAAP Financial Results (Unaudited)
Table E

($'s in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP sales	$185,622	$204,547	$550,922	$580,716
Adjustment for Tandem Choice (1)	8,236	599	12,568	599
Non-GAAP sales	$193,858	$205,146	$563,490	$581,315

GAAP gross profit	$89,753	$104,425	$274,395	$297,464
Adjustment for Tandem Choice(1)	8,236	599	12,568	599
Non-GAAP gross profit	$97,989	$105,024	$286,963	$298,063
Non-GAAP gross margin(2)	51%	51%	51%	51%

GAAP operating loss	$(31,545)	$(47,493)	$(198,170)	$(75,070)
Acquired in-process research and development(3)	—	31,016	78,750	31,016
Non-recurring facility consolidation costs(4)	—	—	14,099	—
Severance costs - cash and noncash	—	—	2,680	—
Adjustment for Tandem Choice(1)	8,236	599	12,568	599
Non-GAAP operating loss	$(23,309)	$(15,878)	$(90,073)	$(43,455)
Non-GAAP operating margin(2)	(12)%	(8)%	(16)%	(7)%

GAAP net loss	$(32,961)	$(48,970)	$(192,609)	$(78,741)
Income tax expense	2,232	1,621	3,665	2,003
Interest income and other, net	(5,656)	(1,720)	(17,305)	(2,961)
Interest expense	4,840	1,576	8,079	4,629
Depreciation and amortization	4,023	3,508	11,684	10,689
Stock-based compensation expense	20,741	22,236	64,946	60,477
Acquired in-process research and development(3)	—	31,016	78,750	31,016
Non-recurring facility consolidation costs(4)	—	—	14,099	—
Severance costs - cash and noncash	—	—	2,680	—
Adjustment for Tandem Choice(1)	8,236	599	12,568	599
Adjusted EBITDA	$1,455	$9,866	$(13,443)	$27,711
Adjusted EBITDA margin(2)	1%	5%	(2)%	5%

GAAP net loss	$(32,961)	$(48,970)	$(192,609)	$(78,741)
Acquired in-process research and development(3)	—	31,016	78,750	31,016
Non-recurring facility consolidation costs(4)	—	—	14,099	—
Severance costs - cash and noncash	—	—	2,680	—
Adjustment for Tandem Choice(1)	8,236	599	12,568	599
Non-GAAP net loss	$(24,725)	$(17,355)	$(84,512)	$(47,126)
(1) The accounting treatment for Tandem Choice has a high degree of complexity. Additional information can be found under the heading “Non-GAAP Financial Measures.”
(2) Non-GAAP margins including non-GAAP gross margin, non-GAAP operating margin, and adjusted EBITDA margin are calculated using non-GAAP sales.
(3) Acquired in-process research and development charges representing the value of acquired in-process research and development assets with no alternative future use and acquisition related expenses recorded in connection with the acquisitions of AMF Medical SA in 2023, and Capillary BioMedical, Inc. in 2022.
(4) The Company recorded $14.1 million of facility consolidation costs related to our Vista Sorrento lease in San Diego, California.